EXHIBIT 27.1


                              MatriDigm Corporation

                             Selected Financial Data
                            for the Nine Months Ended
                                  June 30, 1998

                             (In Millions; Unaudited)



                           Revenues            $  3.8
                           Net Loss            $(10.8)